UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date earliest event reported): December 18, 2017

SLM STUDENT LOAN TRUST 2006-7

(Exact name of issuer as specified in its charter)

DELAWARE	333-132315/ 333-132315-07	57-1176559
(State or other jurisdiction of formation)	(Commission File Numbers)	(I.R.S. employer Identification No.)

c/o Deutsche Bank Trust Company Americas

60 Wall Street, 60th Floor

Mail Stop NYC60-2606

New York, New York 10005

(Address of registrant’s principal executive offices)

Registrant’s telephone number including area code:    (703) 984-6890

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below);

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 8.01	Other Events

For the auction for the SLM Student Loan Trust 2006-7 Class A-6B Notes occurring on December 20, 2017 and the SLM Student Loan Trust 2006-7 Class A-6C Notes occurring on December 22, 2017, an affiliate of Navient Funding, LLC intends to submit buy bids for all outstanding notes that it does not currently hold of each of the Class A-6B Notes and the Class A-6C Notes at a rate equal to one-month LIBOR + 1.50% per annum. Navient Funding, LLC’s affiliate plans to bid the All Hold Auction Rate for the Class A-6B Notes and the Class A-6C Notes that it currently holds. For more information review the Event Notice attached hereto as Exhibit 99.1.

ITEM 9.01	Financial Statements and Exhibits

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits

99.1 Event Notice

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Trust has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVIENT SOLUTIONS, LLC, as Administrator for SLM STUDENT LOAN TRUST 2006-7

Dated: December 18, 2017	By:	/s/ MARK REIN

Name: Mark Rein
Title: Vice President

SLM STUDENT LOAN TRUST 2006-7

Form 8-K

CURRENT REPORT

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Event Notice